UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022 (July 15, 2022)

LEAD EDGE GROWTH OPPORTUNITIES, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40270	98-1573983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

96 Spring Street, 5th Floor New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(212) 984-2421
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable Warrant	LEGAU	Nasdaq Capital Market
Class A Ordinary Shares included as part of the units	LEGA	Nasdaq Capital Market
Warrants included as part of the Units, each whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LEGAW	Nasdaq Capital Market

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2022, Margaret C. Whitman resigned as member of the Board of Directors (the “Board”) of Lead Edge Growth Opportunities, Ltd (the “Company”) following her public office confirmation by the U.S. Senate as the Ambassador to Kenya.

Ms. Whitman served as an independent director of the Company and as the chairperson member of the Company’s Nominating Committee of the Board (the “Nominating Committee”). Ms. Whitman’s resignations did not result from any disagreements with the Company on any matter relating to its operations, policies, or practices. The size of the Board is now six (6) following Ms. Whitman’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022

LEAD EDGE GROWTH OPPORTUNITIES, LTD

By:	/s/ Nimay Mehta
Name:	Nimay Mehta
Title:	Chief Financial Officer

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